Exhibit 10.28

No.: 2009-022

Contract of Guaranty

Guarantor: Tianjin Jinneng Investment Company

  Guangdong Mingyang Wind Power Technology Co. Ltd.

Creditor: Guangxing Branch of Tianjin Rural Cooperative Bank

Table of Contents

Chapter 1 General

Chapter 2 Types and Amount of Principal Creditor’s Rights Guaranteed

Chapter 3 Guarantee Approach

Chapter 4 Scope of Guaranty

Chapter 5 Guaranty Period

Chapter 6 Documents Submitted by Guarantor

Chapter 7 Guarantor’s Statements and Guaranty

Chapter 8 Guarantor’s Commitments

Chapter 9 Guaranty Nature and Validity

Chapter 10 Events of Default

Chapter 11 Others

Chapter 12 Applicable Laws and Dispute Settlement

Chapter 13 Validation, Change and Termination of Contract

Chapter 14 Appendix

Chapter 15 Supplementary Provisions

Guarantor: Tianjin Jinneng Investment Company

   Guangdong Mingyang Wind Power Technology Co. Ltd.

Address: Machang Street, Hexi District, Tianjin City (Jinneng Investment)

   Torch Development Zone, Zhongshan City, Guangdong Province (Mingyang Win Power)

Post Code:

Regal Representative: Li Gengsheng                                     Zhang Chuanwei

Entrusted Agent:

Responsible Person:

Tel.: 02283280989                                                         076088587751

Fax:

Opening Bank:                                                              Zhangjiabian Branch (Zhongshan) of ICBC

Bank Account No.:                                                       2011021719024231505

Creditor: Guangxing Branch of Tianjin Rural Cooperative Bank

Address: Longchang Road, Hexi District, Tianjin City

Post Code: 300210

Regal Representative/ Principal: Wang Tao

Entrusted Agent:

Responsible Person: Guo Yue

Tel.: 28335619

Fax:

Chapter 1 General

In order to ensure performance of Loan Contract No.2009-022 (hereinafter referred to as “Master Contract”) entered into by and between Tianjin Jinneng-Mingyang Wind Power Technology Company Limited (hereinafter referred to as “Master Contract Debtor”) and the creditor on November 20, 2009, the guarantor is willing to provide guaranty with associated responsibility for the creditor to guarantee that the debtor pays full liabilities under the Master Contract by the specified time.

The creditor, after review, agrees to accept guaranty from the guarantor. In order to define rights and obligations of both parties, this contract is prepared based on the principle of equality and mutual benefit and in accordance with relevant laws and regulations of the People’s Republic of China.

Chapter 2 Types and Amount of Principal Creditor’s Rights Guaranteed

Article 1	Type and amount of principal creditor’s rights guaranteed by the guarantor under this contract are same to those under the Master Contract, with its type, currency and amount as below: (In words) One Hundred and Ninety Million Yuan only.

Chapter 3 Guarantee Approach

Article 2	Guaranty from the guarantor under this contract shall be of joint liability guarantee.

Chapter 4 Scope of Guaranty

Article 3	Scope of guaranty under this contract includes debt principal, interests, compound interests, commission charges, liquidated damages, damages, expenses for realizing creditor’s rights (inclusive of litigation costs, attorney fees, notarial charges and enforcement expenditures) and all other payables (collectively referred to as “Liabilities Guaranteed”) to be paid by the debtor to the creditor as per the Master Contract.

Article 4	Unless obvious errors, supportive documents for any guaranteed debt or any payable under this contract shall be the final basis for debtor-creditor relationship between both parties and shall be binding upon the guarantor.

Chapter 5 Guaranty Period

Article 5	Guaranty period under this contract shall be two (2) years from the expiration date of debt period for the debtor as agreed on the Master Contract (In case of early maturity of the Master Contract resulting from events as regulated by laws or as agreed on the Master Contract, the guaranty period shall be calculated from the date of early maturity), namely from November 19, 2014 to November 19, 2016.

Chapter 6 Documents Submitted by Guarantor

Article 6	The guarantor shall insure that the following documents are received by the creditor:

1.	Original copy of this contract stamped by the common seal as well as the valid seal of legal representative or the entrusted agent of the guarantor;

2.	Articles of association or incorporation approval documents of the guarantor, business license for legal person or legal person public institution certificate of the guarantor which has received latest annual inspection, or other documents that can testify validly existence and continuation of the guarantor;

3.	Financial statement or other documents that can testify credit standing of the guarantor;

4.	The resolution, made by the guarantor’s board of directors or other internal divisions which are entitled to make decisions on the guaranty, to allow the guarantor to provide guaranty in accordance with this contract;

5.	Other documents which the creditor may reasonably require the guarantor to submit.

Copies of the above documents shall be validated as true, complete and valid by affixing the common seal on it by the guarantor.

Chapter 7 Guarantor’s Statements and Guaranty

Article 7	The guarantor hereby makes the following statements and guaranty to the creditor:

1.	The guarantor is a legal entity/organization of other type established or validly existing and continuing in accordance with laws of the People’s Republic of China, and is entitled sufficiently to the rights, authorization and power to assume civil liability and conduct business with its total assets;

2.	The guarantor is entitled sufficiently to the rights, authorization and power to sign this contract and make transactions under this contract. In addition, the guarantor has taken or obtained all necessary corporate actions and other actions as well as agreement to sign and perform this contract which shall be stamped with the common seal and the seal of regal representative or entrusted agent of the guarantor;

3.	The guarantor has carefully read, understood and accepted all provisions set forth in the Master Contract and this contract. The guarantor shall sign and perform this contract on the voluntary basis, and all expressions under this contract are true and authentic;

4.	All documents, data, reports and vouchers provided by the guarantor to the creditor are correct, authentic, complete and valid, and all copies of documents provided are consistent with the originals;

5.	The guarantor has been approved or agreed by all governmental departments and any third party to sign this contract. Signing and performance of this contract will not breach the guarantor’s incorporation documents/approval documents (if any) and any other contract or agreement binding upon the guarantor. Guaranty under this contract is subject to no restriction;

6.	The guarantor has finished or will finish all necessary registration, records or notarization to ensure legality, validity or enforceability of this contract;

7.	This contract is legitimate and valid, and legally binding upon the guarantor;

8.	The guarantor or its major business assets are presently subject to no litigation, arbitration or administrative procedure which adversely affects financial position of the guarantor or its ability to perform obligations under this contract;

9.	The guarantor is subject to no events of default.

Article 8	The above-mentioned statements and guaranty shall keep correct within the duration of contract and the guarantor shall provide further documents at any time as required by the creditor.

Chapter 8 Guarantor’s Commitments

Article 9	The guarantor shall follow provisions as below prior to paying all guaranteed liabilities:

1.	The guarantor shall immediately notify the creditor of any following event:

(1)	Any event of default;

(2)	Any litigation, arbitration or administrative procedure which involves the guarantor or its major business assets;

(3)	Aggravation of guarantor’s financial status, termination of business, suspense of business, adjudication of bankruptcy, dissolution, cancel of legal person business license or legal person public institution certificate.

2.	The guarantor shall not conduct any joint operation, contracting, lease, merger, separation, shareholding reform or other changes in business mode and structure within the duration of this contract without prior written permission from the creditor before all guaranteed debts are paid. If joint operation, contracting, lease, merger, separation, shareholding reform or other changes in business mode and structure are necessary due to business operation or adjustment of national policies and laws, then the guarantor shall obtain prior consent from the creditor and shall, to the satisfactory of the creditor, make arrangement on its guarantee obligations and duty under this contract.

3.	The guarantor shall not sell, transfer, partition or dispose by other means any major business asset within the duration of this contract without prior written permission from the creditor before all guaranteed debts are paid.

4.	Before all guaranteed debts are paid within the duration of this contract, the guarantor will not claim for compensation or rights from the debtor against any amount paid by the guarantor for the debtor to the creditor or any other right that may be shared by the guarantor from the debtor.

5.	If the guarantor conducts change of registration in the Industrial and Commercial Administrative Department within the duration of this contract, then the guarantor shall notify the creditor and deliver the copy of relevant registration documents to the creditor within ten (10) working days after the change.

6.	If the debtor fails to pay any guaranteed debt payable to the creditor on time under the Master Contract, then the guarantor shall pay unconditionally such debt for the debtor to the creditor in the form as required by the creditor within seven (7) working days after receiving the written payment notice from the creditor.

7.	If the guarantor fails to pay any amount on time as required by the creditor under this contract, then the creditor is entitled to deduct directly from any account opened at the creditor bank by the guarantor or other divisions of the organization of the guarantor without obtaining prior consent from the guarantor.

8.	Once the creditor requires, the guarantor shall immediately pay the following fees or make compensations:

(1)	All costs and expenses (including attorney fees, litigation fees, enforcement fees and all other actual expenditures) incurred due to realization of rights under this contract; and

(2)	Any other loss incurred by the creditor due to breach of this contract by the guarantor.

Chapter 9 Guaranty Nature and Validity

Article 10	This contract is independent of the Master Contract. Invalidity or cancel of the Master Contract due to any reason shall not affect the validity of this contract nor affect the obligations and responsibilities of the guarantor under this contract. Joint liability of the guarantor under this contract covers legal responsibility (including but not limited to returning or making compensation for loss) of the debtor after the Master Contract is null and void.

Article 11	If the creditor and the debtor agree to change contents of the Master Contract, the changing is subject to no permission from the guarantor except for extension of the principal creditor’s rights or increase of its amount, and the guarantor shall not be released from the guarantee responsibility under this contract for this reason. If duration of the Master Contract is extended without permission from the guarantor, the guarantor will continue the guarantee duty within the guaranty period. If the creditor and the debtor add guaranteed debt without prior permission from the guarantor, the guarantor will continue assuming guarantee duty within the original guaranteed amount of debt.

Article 12	Guaranty under this contract is independent of any other guaranty which is obtained for the guaranteed debt by the creditor. The creditor is neither required to perform any other guaranty (regarding article guaranty or human guaranty) nor take any remedy measure for the debtor or other third parties before performance of rights under this contract.

Chapter 10 Events of Default

Article 13	Each event or matter as described below will constitute an event of default by the guarantor under this contract:

1.	Any event of default under the Master Contract;

2.	Any statement, guarantee or commitment made by the guarantor under this contract is considered as incorrect or inauthentic;

3.	Any part of the Master Contract is not sufficiently legal and valid due to any reason, or terminated or restricted due to any reason;

4.	The guarantor terminates or stops business, or enters bankruptcy, liquidation, suspense of business or other similar procedures, or the guarantor is involved in the application for bankruptcy and liquidation or the competent authority terminates or suspend its business;

5.	The guarantor or its major business assets are involved in significant litigation, arbitration or administrative procedures;

6.	The guarantor breaches other obligations under this contract or other events, which are considered by the creditor to have a significantly adverse effect on creditor’s rights under this contract, occur.

Article 14	In case of the foregoing events of default, the creditor is entitled to take any one or several measures as appropriate:

1.	Takes all remedies for breach of contract under the Master Contract;

2.	Requires the guarantor to assume guarantee responsibility in accordance with this contract;

3.	Performs any other guaranty right from the guaranteed debt.

Chapter 11 Others

Article 15	The guarantor shall not transfer or dispose by other means all or part of its obligations under this contract without prior consent from the creditor.

Article 16	The creditor can transfer its rights under this contract to any third party subject to no prior consent from the guarantor. If guaranteed rights under this contract are transferred to the third party, the guarantor shall assume guarantee duty for the new creditor within the original scope of guaranty.

Article 17	Any extension of time, privilege or delay given to the guarantor from the creditor shall not affect, damage or restrict all rights of the creditor as specified in this contract, laws and regulations, and shall not be deemed as wavier of rights and benefits under this contract by the creditor nor affect any obligation and duty of the guarantor under this contract.

Article 18	If any clause or part of this clause become null and void due to any reason, then such invalid clause or part of such clause shall not affect validity of this contract and other clauses of this contract or other contents of such invalid clause.

Article 19	Under this contract, the guarantor shall pay all guaranteed debts and shall neither propose any counterbalance nor add any condition.

Article 20	Any notice and requirements between both parties under this contract shall be sent or faxed in writing to addresses of relevant parties as listed on the first page of this contract. Any party changing its address or fax shall notify the other party timely.

Document communications between both parties shall be delivered by a specially-assigned person. If the documents are sent in the form of registered letter, then the registered letter shall be deemed as having been received upon the third day after mailing. If the documents are sent by fax, then the documents shall be deemed as having been received upon sending, but documents from the guarantor to the creditor shall be deemed as having been received only after the creditor have actually received the documents.

Chapter 12 Applicable Laws and Dispute Settlement

Article 21	This contract and any matter related with this contract shall be subject to and interpreted as per laws of the People’s Republic of China.

Article 22	All disputes arising during performance of this contract or related with this contract shall be settled amicably by both parties. In case both parties fail to reach an agreement, any party can start a suit in the people’s court in the area where the creditor is located.

Chapter 13 Validation, Change and Termination of Contract

Article 23	This contract shall become effective from the date when legal representative or entrusted agent of both the guarantor and the creditor have their personal seal and common seal affixed on the contract.

Article 24	After this contract becomes effective, neither party shall change or terminate this contract in advance without prior permission from the other party. If it is necessary to change or terminate this contract, both the guarantor and the creditor shall reach a written agreement by negotiation. This contract remains effective before the written agreement is reached.

Chapter 14 Appendix

Article 25	For any matter not provided in this contract, the guarantor and the creditor can reach other written agreements which shall be the appendix to this contract. Appendix to this contract shall be an integrated part of this contract and shall have equal legal validity to this contract.

Article 26	Appendix to this contract includes:

1.

2.

Chapter 15 Supplementary Provisions

Article 27	This contract is in quintuplicate, with three (3) copies held by the guarantor and another three (3) copies held by the creditor. All copies hold equal legal validity.

Article 28	This contract is entered into by and between the guarantor and the creditor, Guangxing Branch of Tianjin Rural Cooperative Bank, on November 20, 2009.

Article 29 Others as agreed by both parties: As guarantor, Tianjin Jinneng Investment Company and Guangdong Mingyang Wind Power Technology Company Limited jointly provide joint liability guaranty for the guaranteed debts under this contract, among which 65.06% is guaranteed by Tianjin Jinneng Investment Company and another 34.94% is guaranteed by Guangdong Mingyang Wind Power Technology Company Limited.

(This page is for signature and seal only)

Guarantor (sealed):

Guangdong Mingyang Wind Power Technology Company Limited

Legal representative (or entrusted agent): Zhang Chuanwei (also his personal seal)

Tianjin Jinneng Investment Company

Legal representative (or entrusted agent): Li Gengsheng (also his personal seal)

Creditor (sealed):

Guangxing Branch of Tianjin Rural Cooperative Bank

Legal representative (or entrusted agent): Wang Tao (also his personal seal)